UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2005
HOUSEHOLD HOME EQUITY LOAN TRUST 2004-1
(Exact name of registrant as specified in its charter)
HSBC FINANCE CORPORATION (Master Servicer of the Trust) (Exact name as specified in Master Servicer's charter)
Delaware (State or other jurisdiction of incorporation of Master Servicer)	333-84268-07 (Commission File Number)	Not Applicable (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Master Servicer)	60070 (Zip Code)
Master Servicer's telephone number, including area code 847/564-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99

Monthly Statement to Certificateholders with respect to the distribution on February 22, 2005 pursuant to Section 5.03 of the Sale and Servicing Agreement, dated as of July 22, 2004 (the "Sale and Servicing Agreement"), by and among HFC Revolving Corporation, as Depositor, Household Home Equity Loan Trust 2004-1, as Trust, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Master Servicer, HSBC Bank USA, National Association, as Administrator and U.S. Bank National Association, as Indenture Trustee, with respect to the Closed-End Home Equity Loan Asset Backed Notes, Series 2004-1.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Master Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HSBC FINANCE CORPORATION, as Master Servicer of and on behalf of the HOUSEHOLD HOME EQUITY LOAN TRUST 2004-1 (Registrant)

By: /s/ P. D. Schwartz Patrick D. Schwartz Authorized Representative
Dated: February 23, 2005
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EXHIBIT INDEX

Exhibit Number	Exhibit
99

Monthly Statement to Certificateholders with respect to the distribution on February 22, 2005 pursuant to Section 5.03 of the Sale and Servicing Agreement, dated as of July 22, 2004 (the "Sale and Servicing Agreement"), by and among HFC Revolving Corporation, as Depositor, Household Home Equity Loan Trust 2004-1, as Trust, HSBC Finance Corporation, successor by merger to Household Finance Corporation, as the Master Servicer, HSBC Bank USA, National Association, as Administrator and U.S. Bank National Association, as Indenture Trustee, with respect to the Closed-End Home Equity Loan Asset Backed Notes, Series 2004-1.

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